Exhibit 99.1

FOR IMMEDIATE RELEASE

PHX Minerals Reports Results for the Quarter Ended Sept. 30, 2024

FORT WORTH, Texas, Nov. 6, 2024 – PHX MINERALS INC., “PHX” or the “Company” (NYSE: PHX), today reported financial and operating results for the quarter ended Sept. 30, 2024.

Summary of Results for the Quarter Ended Sept. 30, 2024

•
Net income was $1.1 million, or $0.03 per diluted share, compared to net income of $1.3 million, or $0.04 per diluted share, for the quarter ended June 30, 2024, and net income of $1.9 million, or $0.05 per diluted share, for the quarter ended Sept. 30, 2023.
•
Adjusted EBITDA(1) was $4.9 million, compared to $6.4 million for the quarter ended June 30, 2024 and $6.3 million for the quarter ended Sept. 30, 2023.
•
Royalty production volumes decreased 23% to 2,098 Mmcfe compared to the quarter ended June 30, 2024, and increased 1% compared to the quarter ended Sept. 30, 2023.
•
Total production volumes decreased 20% to 2,379 Mmcfe compared to the quarter ended June 30, 2024, and increased 1% compared to the quarter ended Sept. 30, 2023.
•
Converted 46 gross (0.18 net) wells to producing status, compared to a conversion of 55 gross (0.40 net) wells to producing status during the quarter ended June 30, 2024 and 71 gross (0.16 net) during the quarter ended Sept. 30, 2023.
•
Inventory of 278 gross (0.93 net) wells in progress and permits as of Sept. 30, 2024, compared to 241 gross (0.93 net) wells in progress and permits as of June 30, 2024 and 278 gross (1.09 net) wells in progress and permits as of Sept. 30, 2023.
•
Total debt was $27.8 million, down $5.0 million since Dec. 31, 2023, and the debt-to-adjusted EBITDA (TTM) (1) ratio was 1.36x at Sept. 30, 2024.

Subsequent Events

•
PHX announced a $0.04 per share quarterly dividend, payable on Dec. 5, 2024, to stockholders of record on Nov. 21, 2024.
•
PHX's borrowing base under its existing credit facility was reaffirmed at $50.0 million in connection with its regularly scheduled semi-annual redetermination.
(1)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Chad L. Stephens, President and CEO, commented, “PHX generated our second-highest quarter for royalty volumes in our history, validating the quality of our asset base even amidst continued volatility in commodity pricing. We remain positive on natural gas prices as we move into a seasonal stronger period and are seeing sequential increased rig activities on and around our mineral acreage, further bolstering our longer-term outlook.

“During the quarter, we saw a growing pipeline of attractive M&A opportunities,” continued Mr. Stephens. “We purchased 325 net royalty acres for $3.0 million and replaced 100% of the wells in progress that converted to production. We also reduced our debt by $1.0 million sequentially with cashflow generated from our production. With a strong balance sheet, and a proven track record of acquiring attractive mineral assets that produce cash flow even during challenging pricing, we are well-positioned for continued success.

“Our risk-mitigated business is built for resilient and sustainable profitability even during challenging pricing environments, and our strategic advantages are evident through commodity price cycles,” concluded Mr. Stephens.

Financial Highlights

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	Sept. 30, 2024	Sept. 30, 2023	Sept. 30, 2024	Sept. 30, 2023
Royalty Interest Sales	$6,982,112	$7,873,297	$21,977,351	$24,214,701
Working Interest Sales	$906,404	$1,025,794	$2,827,379	$3,772,801
Natural Gas, Oil and NGL Sales	$7,888,516	$8,899,091	$24,804,730	$27,987,502

Gains (Losses) on Derivative Contracts	$1,089,242	$(337,647)	$1,297,737	$3,648,179
Lease Bonuses and Rental Income	$159,271	$620,101	$445,215	$1,045,242
Total Revenue	$9,137,029	$9,181,545	$26,547,682	$32,680,923

Lease Operating Expense
per Working Interest Mcfe	$1.05	$1.32	$1.15	$1.34
Transportation, Gathering and
Marketing per Mcfe	$0.47	$0.30	$0.47	$0.38
Production and Ad Valorem Tax
per Mcfe	$0.18	$0.19	$0.19	$0.20
G&A Expense per Mcfe	$1.13	$1.18	$1.17	$1.25
Cash G&A Expense per Mcfe (1)	$0.91	$0.95	$0.92	$0.99
Interest Expense per Mcfe	$0.26	$0.24	$0.27	$0.23
DD&A per Mcfe	$1.00	$0.86	$0.94	$0.86
Total Expense per Mcfe	$3.16	$2.92	$3.16	$3.10

Net Income (Loss)	$1,100,310	$1,895,403	$2,212,466	$11,407,356
Adjusted EBITDA (2)	$4,905,335	$6,321,029	$15,938,535	$18,147,976

Cash Flow from Operations (3)	$5,784,497	$6,960,419	$15,207,852	$20,809,684
CapEx (4)	$28,902	$45,977	$64,628	$321,396
CapEx - Mineral Acquisitions	$2,994,669	$13,469,756	$5,272,847	$25,383,759

Borrowing Base			$50,000,000	$45,000,000
Debt			$27,750,000	$30,750,000
Debt-to-Adjusted EBITDA (TTM) (2)			1.36	1.31

(1)
Cash G&A expense is G&A excluding restricted stock and deferred director’s expense from the adjusted EBITDA table in the non-GAAP Reconciliation section.
(2)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.
(3)
GAAP cash flow from operations.
(4)
Includes legacy working interest expenditures and fixtures and equipment.

Operating Highlights

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	Sept. 30, 2024	Sept. 30, 2023	Sept. 30, 2024	Sept. 30, 2023
Gas Mcf Sold	1,898,442	1,868,012	6,063,397	5,681,508
Average Sales Price per Mcf before the
effects of settled derivative contracts	$2.00	$2.40	$2.05	$2.63
Average Sales Price per Mcf after the
effects of settled derivative contracts	$2.54	$2.72	$2.70	$3.03
% of sales subject to hedges	48%	46%	48%	46%
Oil Barrels Sold	45,698	48,032	134,786	143,148
Average Sales Price per Bbl before the
effects of settled derivative contracts	$74.83	$78.48	$76.14	$76.23
Average Sales Price per Bbl after the
effects of settled derivative contracts	$72.95	$78.44	$74.78	$73.88
% of sales subject to hedges	31%	35%	31%	44%
NGL Barrels Sold	34,332	32,029	98,511	99,063
Average Sales Price per Bbl(1)	$19.60	$20.35	$21.57	$21.48

Mcfe Sold	2,378,622	2,348,378	7,463,177	7,134,770
Natural gas, oil and NGL sales before the
effects of settled derivative contracts	$7,888,516	$8,899,091	$24,804,730	$27,987,502
Natural gas, oil and NGL sales after the
effects of settled derivative contracts	$8,820,672	$9,502,036	$28,590,801	$29,896,064

(1) There were no NGL settled derivative contracts during the 2024 and 2023 periods.

Total Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
9/30/2024	1,898,442	45,698	34,332	2,378,622
6/30/2024	2,464,846	51,828	31,994	2,967,779
3/31/2024	1,700,108	37,260	32,184	2,116,776
12/31/2023	1,775,577	39,768	38,422	2,244,717

The percentage of total production volumes attributable to natural gas was 80% for the quarter ended Sept. 30, 2024.

Royalty Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
9/30/2024	1,724,635	41,170	21,011	2,097,722
6/30/2024	2,304,176	47,024	20,461	2,709,090
3/31/2024	1,533,580	33,083	20,844	1,857,147
12/31/2023	1,590,301	35,547	23,769	1,946,196

The percentage of royalty production volumes attributable to natural gas was 82% for the quarter ended Sept. 30, 2024.

Working Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
9/30/2024	173,807	4,528	13,321	280,900
6/30/2024	160,670	4,804	11,533	258,689
3/31/2024	166,528	4,177	11,340	259,629
12/31/2023	185,276	4,221	14,653	298,521

Quarter Ended Sept. 30, 2024 Results

The Company recorded net income of $1.1 million, or $0.03 per diluted share, for the quarter ended Sept. 30, 2024, as compared to net income of $1.90 million, or $0.05 per diluted share, for the quarter ended Sept. 30, 2023. The change in net income was principally the result of a decrease in natural gas, oil and NGL sales, a decrease in lease bonuses, an increase in transportation, gathering and marketing expenses and an increase in depreciation, depletion and amortization expenses, partially offset by an increase in gains associated with our derivative contracts.

Natural gas, oil and NGL revenue decreased $1.0 million, or 11%, for the quarter ended Sept. 30, 2024, compared to the quarter ended Sept. 30, 2023, due to decreases in natural gas, oil, and NGL prices of 17%, 5%, and 4%, respectively, and a decrease in oil volumes of 5%, partially offset by increases in natural gas and NGL volumes of 2% and 7%, respectively.

The increase in royalty production volumes during the quarter ended Sept. 30, 2024, as compared to the quarter ended Sept. 30, 2023, resulted primarily from new wells being brought online in the Haynesville Shale and SCOOP plays.

The Company had a net gain on derivative contracts of $1.1 million for the quarter ended Sept. 30, 2024, comprised of a $0.9 million gain on settled derivatives and a $0.2 million non-cash gain on derivatives, as compared to a net loss of ($0.3) million for the quarter ended Sept. 30, 2023. The change in net gain on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in Sept. 30, 2024 pricing relative to the strike price on open derivative contracts.

Nine Months Ended Sept. 30, 2024 Results

The Company recorded net income of $2.2 million, or $0.06 per diluted share, for the nine months ended Sept. 30, 2024, as compared to a net income of $11.4 million, or $0.31 per diluted share, for the nine months ended Sept. 30, 2023. The change in net income was principally the result of a decrease in natural gas, oil and NGL sales, a decrease in gains associated with our hedge contracts, a decrease in gains on asset sales, an increase in transportation, gathering and marketing expenses and an increase in depreciation, depletion and amortization expenses, partially offset by a decrease in income tax provision.

Natural gas, oil and NGL revenue decreased $3.2 million, or 11%, for the nine months ended Sept. 30, 2024, compared to the nine months ended Sept. 30, 2023, due to a decrease in natural gas prices of 22% and decreases in oil and NGL volumes of 6% and 1%, respectively, partially offset by an increase in gas volumes of 7%.

The production increase in royalty volumes during the nine months ended Sept. 30, 2024, as compared to the nine months ended Sept. 30, 2023, resulted primarily from new wells in the Haynesville Shale and SCOOP plays coming online. The production decrease in working interest volumes during the nine months ended Sept. 30, 2024, as compared to the nine months ended Sept. 30, 2023, resulted from natural production decline and working interest divestitures.

The Company had a net gain on derivative contracts of $1.3 million for the nine months ended Sept. 30, 2024, comprised of a $3.8 million gain on settled derivatives and a $2.5 million non-cash loss on derivatives, as compared to a net gain of $3.6 million for the nine months ended Sept. 30, 2023. The change in net gain on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in Sept. 30, 2024 pricing relative to the strike price on open derivative contracts.

Operations Update

During the quarter ended Sept. 30, 2024, the Company converted 46 gross (0.18 net) wells to producing status, including 12 gross (0.11 net) wells in the Haynesville and 18 gross (0.04 net) wells in the SCOOP, compared to 71 gross (0.16 net) wells converted in the quarter ended Sept. 30, 2023.

At Sept. 30, 2024, the Company had a total of 278 gross (0.93 net) wells in progress and permits across its mineral positions, compared to 241 gross (0.93 net) wells in progress and permits at June 30, 2024. As of Sept. 30, 2024, 18 rigs were operating on the Company’s acreage and 70 rigs were operating within 2.5 miles of its acreage.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Haynesville	Other	Total
As of Sept. 30, 2024:
Gross Wells in Progress on PHX Acreage (1)	84	13	4	3	69	3	176
Net Wells in Progress on PHX Acreage (1)	0.351	0.021	0.001	0.015	0.240	0.030	0.658
Gross Active Permits on PHX Acreage	43	4	3	9	32	11	102
Net Active Permits on PHX Acreage	0.093	0.008	0.003	0.030	0.100	0.041	0.275

As of Sept. 30, 2024:
Rigs Present on PHX Acreage	9	2	1	-	4	2	18
Rigs Within 2.5 Miles of PHX Acreage	12	12	13	-	20	13	70

(1) Wells in progress includes drilling wells and drilled but uncompleted wells, or DUCs.

Leasing Activity

During the quarter ended Sept. 30, 2024, the Company leased 183 net mineral acres to third-party exploration and production companies for an average bonus payment of $688 per net mineral acre and an average royalty of 25%.

Acquisition and Divestiture Update

During the quarter ended Sept. 30, 2024, the Company purchased 325 net royalty acres for approximately $3.0 million and had no significant divestitures.

	Acquisitions
	SCOOP	Haynesville	Other	Total
During Three Months Ended Sept. 30, 2024:
Net Mineral Acres Purchased	20	181	-	201
Net Royalty Acres Purchased	40	285	-	325

Quarterly Conference Call

PHX will host a conference call to discuss the Company’s results for the quarter ended Sept. 30, 2024, at 12 p.m. EST on Nov. 7, 2024. Management’s discussion will be followed by a question-and-answer session with investors.

To participate on the conference call, please dial 877-407-3088 (toll-free domestic) or 201-389-0927. A replay of the call will be available for 14 days after the call. The number to access the replay of the conference call is 877-660-6853 and the PIN for the replay is 13748980.

A live audio webcast of the conference call will be accessible from the “Investors” section of PHX’s website at https://phxmin.com/events. The webcast will be archived for at least 90 days.

FINANCIAL RESULTS

Statements of Income

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2024	2023	2024	2023
Revenues:
Natural gas, oil and NGL sales	$7,888,516	$8,899,091	$24,804,730	$27,987,502
Lease bonuses and rental income	159,271	620,101	445,215	1,045,242
Gains (losses) on derivative contracts	1,089,242	(337,647)	1,297,737	3,648,179
	9,137,029	9,181,545	26,547,682	32,680,923
Costs and expenses:
Lease operating expenses	294,720	363,426	921,483	1,279,831
Transportation, gathering and marketing	1,111,980	693,915	3,495,880	2,729,044
Production and ad valorem taxes	428,577	437,841	1,418,899	1,424,679
Depreciation, depletion and amortization	2,376,025	2,022,709	7,000,635	6,123,031
Provision for impairment	-	36,460	-	38,533
Interest expense	622,480	556,941	1,989,348	1,638,708
General and administrative	2,683,434	2,760,342	8,765,099	8,919,354
Losses (gains) on asset sales and other	62,248	(174,492)	(110,866)	(4,369,613)
Total costs and expenses	7,579,464	6,697,142	23,480,478	17,783,567
Income (loss) before provision for income taxes	1,557,565	2,484,403	3,067,204	14,897,356

Provision for income taxes	457,255	589,000	854,738	3,490,000

Net income (loss)	$1,100,310	$1,895,403	$2,212,466	$11,407,356

Basic earnings per common share	$0.03	$0.05	$0.06	$0.32

Diluted earnings per common share	$0.03	$0.05	$0.06	$0.31

Weighted average shares outstanding:
Basic	36,316,742	35,983,116	36,306,593	35,961,570
Diluted	36,983,669	36,656,272	36,731,643	36,670,494

Dividends per share of
common stock paid in period	$0.0400	$0.0225	$0.1000	$0.0675

Balance Sheets

	Sept. 30, 2024	Dec. 31, 2023
Assets
Current assets:
Cash and cash equivalents	$2,601,681	$806,254
Natural gas, oil, and NGL sales receivables (net of $0	4,080,560	4,900,126
allowance for uncollectable accounts)
Refundable income taxes	343,814	455,931
Derivative contracts, net	761,527	3,120,607
Other	417,929	878,659
Total current assets	8,205,511	10,161,577

Properties and equipment at cost, based on
successful efforts accounting:
Producing natural gas and oil properties	219,958,671	209,082,847
Non-producing natural gas and oil properties	52,503,370	58,820,445
Other	1,361,064	1,360,614
	273,823,105	269,263,906
Less accumulated depreciation, depletion and amortization	(120,301,196)	(114,139,423)
Net properties and equipment	153,521,909	155,124,483

Derivative contracts, net	33,726	162,980
Operating lease right-of-use assets	466,135	572,610
Other, net	596,830	486,630
Total assets	$162,824,111	$166,508,280

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$512,936	$562,607
Current portion of operating lease liability	243,184	233,390
Accrued liabilities and other	1,815,758	1,215,275
Total current liabilities	2,571,878	2,011,272

Long-term debt	27,750,000	32,750,000
Deferred income taxes, net	7,289,591	6,757,637
Asset retirement obligations	1,087,416	1,062,139
Operating lease liability, net of current portion	512,357	695,818
Total liabilities	39,211,242	43,276,866

Stockholders' equity:
Common Stock, $0.01666 par value; 75,000,000 shares authorized and
36,121,723 issued at Sept. 30, 2024; 54,000,500 shares authorized
and 36,121,723 issued at Dec. 31, 2023	601,788	601,788
Capital in excess of par value	43,526,595	41,676,417
Deferred directors' compensation	1,276,295	1,487,590
Retained earnings	78,492,889	80,022,839
	123,897,567	123,788,634
Less treasury stock, at cost; 67,203 shares at Sept. 30,
2024, and 131,477 shares at Dec. 31, 2023	(284,698)	(557,220)
Total stockholders' equity	123,612,869	123,231,414
Total liabilities and stockholders' equity	$162,824,111	$166,508,280

Condensed Statements of Cash Flows

	Nine Months Ended
	Sept. 30, 2024	Sept. 30, 2023
Operating Activities
Net income (loss)	$2,212,466	$11,407,356
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	7,000,635	6,123,031
Impairment of producing properties	-	38,533
Provision for deferred income taxes	531,954	3,256,000
Gain from leasing fee mineral acreage	(445,215)	(1,045,242)
Proceeds from leasing fee mineral acreage	451,616	1,108,909
Net (gain) loss on sales of assets	(518,816)	(4,671,253)
Directors' deferred compensation expense	137,617	165,582
Total (gain) loss on derivative contracts	(1,297,737)	(3,648,179)
Cash receipts (payments) on settled derivative contracts	3,786,071	2,468,724
Restricted stock award expense	1,773,789	1,695,637
Other	76,375	105,604
Cash provided (used) by changes in assets and liabilities:
Natural gas, oil and NGL sales receivables	819,566	4,369,921
Income taxes receivable	112,117	(712,475)
Other current assets	430,119	408,533
Accounts payable	(68,183)	(107,796)
Other non-current assets	(81,037)	150,515
Income taxes payable	-	(576,427)
Accrued liabilities	286,515	272,711
Total adjustments	12,995,386	9,402,328
Net cash provided by operating activities	15,207,852	20,809,684

Investing Activities
Capital expenditures	(64,628)	(321,396)
Acquisition of minerals and overriding royalty interests	(5,272,847)	(25,383,759)
Net proceeds from sales of assets	527,167	9,556,666
Net cash provided by (used in) investing activities	(4,810,308)	(16,148,489)

Financing Activities
Borrowings under credit facility	1,000,000	16,000,000
Payments of loan principal	(6,000,000)	(18,550,000)
Payments on off-market derivative contracts	-	(560,162)
Purchases of treasury stock	-	(669)
Payments of dividends	(3,602,117)	(2,430,823)
Net cash provided by (used in) financing activities	(8,602,117)	(5,541,654)

Increase (decrease) in cash and cash equivalents	1,795,427	(880,459)
Cash and cash equivalents at beginning of period	806,254	2,115,652
Cash and cash equivalents at end of period	$2,601,681	$1,235,193

Supplemental Disclosures of Cash Flow Information:

Interest paid (net of capitalized interest)	$2,041,252	$1,652,872
Income taxes paid (net of refunds received)	$210,668	$1,522,904

Supplemental Schedule of Noncash Investing and Financing Activities:

Dividends declared and unpaid	$140,300	$94,587

Gross additions to properties and equipment	$5,386,597	$26,392,844
Net increase (decrease) in accounts receivable for properties
and equipment additions	(49,122)	(687,689)
Capital expenditures and acquisitions	$5,337,475	$25,705,155

Derivative Contracts as of Sept. 30, 2024

	Production volume
Contract period	covered per month	Index	Contract price
Natural gas costless collars
October 2024 - June 2025	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $5.00 ceiling
November 2024 - March 2025	90,000 Mmbtu	NYMEX Henry Hub	$3.25 floor / $5.25 ceiling
November - December 2024	35,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
December 2024	75,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.37 ceiling
January - March 2025	25,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.37 ceiling
January - March 2025	30,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
January 2025	55,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.40 ceiling
February 2025	25,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.40 ceiling
March 2025	35,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.40 ceiling
April 2025 - September 2025	55,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.75 ceiling
November 2025 - March 2026	100,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.85 ceiling
November 2025 - March 2026	75,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.72 ceiling
November 2025 - March 2026	15,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
Natural gas fixed price swaps
October 2024	50,000 Mmbtu	NYMEX Henry Hub	$3.17
October 2024	75,000 Mmbtu	NYMEX Henry Hub	$3.47
October 2024	25,000 Mmbtu	NYMEX Henry Hub	$3.47
October 2024	105,000 Mmbtu	NYMEX Henry Hub	$3.24
November 2024	25,000 Mmbtu	NYMEX Henry Hub	$2.80
November - December 2024	70,000 Mmbtu	NYMEX Henry Hub	$4.16
December 2024	50,000 Mmbtu	NYMEX Henry Hub	$3.39
January - March 2025	60,000 Mmbtu	NYMEX Henry Hub	$4.16
January - March 2025	50,000 Mmbtu	NYMEX Henry Hub	$3.51
April - May 2025	25,000 Mmbtu	NYMEX Henry Hub	$3.23
April - August 2025	125,000 Mmbtu	NYMEX Henry Hub	$3.01
April - October 2025	100,000 Mmbtu	NYMEX Henry Hub	$3.28
June 2025	10,000 Mmbtu	NYMEX Henry Hub	$3.23
July 2025	45,000 Mmbtu	NYMEX Henry Hub	$3.23
August 2025	40,000 Mmbtu	NYMEX Henry Hub	$3.23
September 2025	50,000 Mmbtu	NYMEX Henry Hub	$3.23
September - October 2025	100,000 Mmbtu	NYMEX Henry Hub	$3.01
October 2025	100,000 Mmbtu	NYMEX Henry Hub	$3.23
April - June 2026	50,000 Mmbtu	NYMEX Henry Hub	$3.10
Oil costless collars
September 2024	500 Bbls	NYMEX WTI	$70.00 floor / $78.10 ceiling
September - October 2024	1,650 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
October - December 2024	500 Bbls	NYMEX WTI	$67.00 floor / $77.00 ceiling
Oil fixed price swaps
September - October 2024	1,000 Bbls	NYMEX WTI	$66.10
September - October 2024	1,500 Bbls	NYMEX WTI	$69.50
September 2024	500 Bbls	NYMEX WTI	$76.46
October 2024	500 Bbls	NYMEX WTI	$76.12
October 2024 - August 2025	1,000 Bbls	NYMEX WTI	$68.80
November 2024	500 Bbls	NYMEX WTI	$75.49
November - December 2024	2,000 Bbls	NYMEX WTI	$69.50
November 2024 - March 2025	1,600 Bbls	NYMEX WTI	$64.80
December 2024	500 Bbls	NYMEX WTI	$74.94
January 2025	500 Bbls	NYMEX WTI	$74.48
January - March 2025	500 Bbls	NYMEX WTI	$69.50
January - June 2025	2,000 Bbls	NYMEX WTI	$70.90
February 2025	500 Bbls	NYMEX WTI	$74.10

March 2025	500 Bbls	NYMEX WTI	$73.71
April 2025	500 Bbls	NYMEX WTI	$73.30
April - June 2025	750 Bbls	NYMEX WTI	$69.50
April - June 2025	1,000 Bbls	NYMEX WTI	$68.00
May 2025	500 Bbls	NYMEX WTI	$72.92
June 2025	500 Bbls	NYMEX WTI	$72.58
July 2025	500 Bbls	NYMEX WTI	$72.24
July - August 2025	1,250 Bbls	NYMEX WTI	$70.81
July - September 2025	500 Bbls	NYMEX WTI	$69.50
July - December 2025	1,500 Bbls	NYMEX WTI	$68.90
August 2025	500 Bbls	NYMEX WTI	$71.88
September 2025	500 Bbls	NYMEX WTI	$71.60
September 2025	1,500 Bbls	NYMEX WTI	$68.80
October 2025	750 Bbls	NYMEX WTI	$71.12
October 2025	2,000 Bbls	NYMEX WTI	$68.80
November 2025	750 Bbls	NYMEX WTI	$70.99
November 2025 - March 2026	1,500 Bbls	NYMEX WTI	$68.80
December 2025	750 Bbls	NYMEX WTI	$70.66
January 2026	1,500 Bbls	NYMEX WTI	$70.53
February 2026	1,500 Bbls	NYMEX WTI	$71.28
March 2026	1,500 Bbls	NYMEX WTI	$70.42
April - June 2026	1,000 Bbls	NYMEX WTI	$68.80

Non-GAAP Reconciliation

This press release includes certain “non-GAAP financial measures” as defined under the rules and regulations of the U.S. Securities and Exchange Commission, or the SEC, including Regulation G. These non-GAAP financial measures are calculated using GAAP amounts in the Company’s financial statements. These measures, detailed below, are provided in addition to, not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes thereto), included in the Company’s SEC filings and posted on its website.

Adjusted EBITDA Reconciliation

The Company defines “adjusted EBITDA” as earnings before interest, taxes, depreciation and amortization, or EBITDA, excluding non-cash gains (losses) on derivatives and gains (losses) on asset sales and including cash receipts from (payments on) off-market derivatives and restricted stock and deferred directors’ expense. The Company has included a presentation of adjusted EBITDA because it recognizes that certain investors consider this amount to be a useful means of measuring the Company’s ability to meet its debt service obligations and evaluating its financial performance. Adjusted EBITDA has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA for the quarters indicated:

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended	Three Months Ended
	Sept. 30, 2024	Sept. 30, 2023	Sept. 30, 2024	Sept. 30, 2023	June 30, 2024
Net Income	$1,100,310	$1,895,403	$2,212,466	$11,407,356	$1,295,771
Plus:
Income tax expense	457,255	589,000	854,738	3,490,000	355,151
Interest expense	622,480	556,941	1,989,348	1,638,708	651,982
DD&A	2,376,025	2,022,709	7,000,635	6,123,031	2,268,284
Impairment expense	-	36,460	-	38,533	-
Less:
Non-cash gains (losses)
on derivatives	157,086	(940,592)	(2,488,334)	1,365,872	(1,603,604)
Gains (losses) on asset sales	6,708	243,041	518,391	4,671,254	445,184
Plus:
Cash payments on off-market derivative
contracts	-	-	-	(373,745)	-
Restricted stock and deferred
director's expense	513,059	522,965	1,911,405	1,861,219	696,559
Adjusted EBITDA	$4,905,335	$6,321,029	$15,938,535	$18,147,976	$6,426,167

Debt-to-Adjusted EBITDA (TTM) Reconciliation

“Debt-to-adjusted EBITDA (TTM)” is defined as the ratio of long-term debt to adjusted EBITDA on a trailing 12-month (TTM) basis. The Company has included a presentation of debt-to-adjusted EBITDA (TTM) because it recognizes that certain investors consider such ratios to be a useful means of measuring the Company’s ability to meet its debt service obligations and for evaluating its financial performance. The debt-to-adjusted EBITDA (TTM) ratio has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of debt-to-adjusted EBITDA (TTM) may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA on a TTM basis and of the resulting debt-to-adjusted EBITDA (TTM) ratio:

	TTM Ended	TTM Ended
	Sept. 30, 2024	Sept. 30, 2023
Net Income	$4,725,910	$14,753,489
Plus:
Income tax expense	2,100,198	4,471,000
Interest expense	2,713,033	2,276,406
DD&A	9,443,789	7,925,145
Impairment expense	-	6,139,229
Less:
Non-cash gains (losses)
on derivatives	448,324	7,630,914
Gains (losses) on asset sales	575,897	5,605,461
Plus:
Cash payments on off-market derivative
contracts	-	(1,277,206)
Restricted stock and deferred
director's expense	2,484,115	2,430,303
Adjusted EBITDA	$20,442,824	$23,481,991

Debt	$27,750,000	$30,750,000
Debt-to-Adjusted EBITDA (TTM)	1.36	1.31

PHX Minerals Inc. Fort Worth-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core focus areas. PHX owns mineral acreage principally located in Oklahoma, Texas, Louisiana, North Dakota and Arkansas. Additional information about the Company can be found at www.phxmin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: the Company’s operational outlook; the Company’s ability to execute its business strategies; the volatility of realized natural gas and oil prices; the level of production on the Company’s properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; the Company’s ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which the Company invests; and other economic, competitive, governmental, regulatory or technical factors affecting properties, operations or prices. Although the Company believes expectations reflected in these and other forward-looking statements are reasonable, the Company can give no assurance such expectations will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Rob Fink / Stephen Lee

FNK IR

646.809.4048

PHX@fnkir.com

Corporate Contact:

405.948.1560

inquiry@phxmin.com